Exhibit T3A-87


                            ARTICLES OF INCORPORATION

                                       OF

                           TRANS ENERGY - OREGON, INC.

                  I, the undersigned, incorporator, for the purpose of forming a corporation under the laws of the state of Oregon, do hereby state:

                                   ARTICLE I.

                  The name of the corporation is Trans Energy-- Oregon, Inc., and its duration shall be perpetual.

                                   ARTICLE II.

                  The purpose of this corporation is to engage in any lawful activity for which a corporation may be organized under the laws of the state of Oregon.

                                  ARTICLE III.

                  The registered office for the transaction of the business of the corporation is to be located at 300 Pioneer Trust Building, Salem, Oregon 97301, and the name of its registered agent at that address is David A. Rhoten.

                                   ARTICLE IV.

                  The shares of this corporation shall be classified as "common" shares; the total number of shares that the corporation is authorized to issue is 1,000 shares of no par value. All of such shares shall have full voting rights, one vote to each share. No distinction shall exist between the shares of the corporation or between the holders thereof.



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                                   ARTICLE V.

                  There shall be as many directors as there are shareholders but no more than three directors. The names and addresses of the persons appointed to act as the first directors are:

                                    George Sutherland
                                    York Center
                                    Redmond, Washington 98052

                                    Bernard Beckelman
                                    York Center
                                    Redmond, Washington 98052

                                    William W. Smith
                                    York Center
                                    Redmond, Washington 98052

                                   ARTICLE VI.

                  The name and address of each incorporator is:

                                    David A. Rhoten
                                    300 Pioneer Trust Building
                                    Salem, Oregon 97301

                                  ARTICLE VII.

                  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall, individually or collectively, consent in writing to such action. Such written consent shall have the same force and effect as the unanimous vote of such directors.

                  I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct, and complete.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of November, 1982.

                                                          /s/ David A. Rhoten
                                                          David A. Rhoten
                                                          Incorporator



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                                 STATE OF OREGON
                              DEPARTMENT OFCOMMERCE
                              CORPORATION DIVISION

                              Articles of Amendment
                  Pursuant to the provisions of ORS 57.370, the undersigned corporation executes the following Articles of Amendment to Its Articles of
Incorporation:

1. The name of the corporation prior to this amendment is:

                  Trans Energy-Oregon. Inc.

2. The following amendment of the Articles of Incorporation was adopted by the shareholders on September 14, 1984

                  (State article number(s) and set forth article(s) in full as will be amended to read.)

                  Article I of the Company's Articles of Incorporation is amended to read: "The name of this corporation is:

                      OGDEN MARTIN SYSTEMS OF MARION, INC.

                  and its duration shall be perpetual."

                  Article V of the Company's Articles of Incorporation V is amended to read:

                  "The number of directors constituting the board of directors of the corporation shall be not less than three and not more than six."

                  The following article is added as Article VIII of the Company's Articles of Incorporation:

                  "No shareholder of the corporation shall have a preemptive right to acquire its unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares."

3. The total number of shares which, at time of adoption of amendment were outstanding 10: entitled to vote thereon 10; voted for amendment: 10; voted against amendment: 0.

4. If the shares of any class were entitled to vote on such amendment as a class, designate the outstanding shares entitled to vote thereon and the number of shares of each such class voted (or and against such amendment as follows:
N/A

                        Number of Shares
   Class                Outstanding and          Number of Shares Voted
                        Entitled to Vote         For                 Against


5. If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner ins which the same shall be effected is not otherwise set forth herein, the exchange, reclassification or cancellation shall be effected as follows: N/A

6. If amendment effects a change in amount. of stated capital, the amount of stated capital as changed is _______________ Change effected as follows: N/A

                  We, the undersigned officers, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.

                            Trans Energy-Oregon, Inc.
                               Name of Corporation
by   s/sDouglas Huxtable                and             /s/ Kevin P. Teisman
                                                     ---------------------------
         Douglas D. Huxtable                                  Kevin P. Teismann
              President                                           Secretary
          (Title of Officer)                                  (Title of Officer)


Dated September 14m 1984


File with Corporation Commissioner, Commerce Bldg., 158 12th St, N.E., Salem, Oregon 97310.

            Articles of Amendment -- Business/Professional/Nonprofit

Registry Number:  164271-14

Attach Additional Sheet if Necessary

Please Type or Print Legibly in Black Ink



1) Name of Corporation Prior to Amendment: OGDEN Martin Systems of Marion, Inc.



2) State the Article Number(s) and set forth the Article(s) as it is Amended to Read (Attach a separate sheet if necessary.

         Article First is amended to read:

         First:  The name of the corporation is COVANTA MARION, INC.



3) The Amendment was adopted on February 28, 2001

         (If more than one amendment was adopted, identify the date of each amendment.)



Business/Professional Corporation Only

4)  Check the Appropriate Statement



 x



Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares:  Common

Number of shares outstanding:  100

Number of Votes entitled to be cast:  100

Number of Votes cast for:  100%

Number of Votes cast against:  0




Shareholder action was not required to adopt the amendments(s). The amendment(s ) was adopted by the board of directors without shareholder action.





The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendments was adopted by the incorporation or by the board of directors.

Non Profit Corporation Only

5) Check the Appropriate Statement



Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.



Membership approval was required.  The membership vote was as follows:

Cases entitled to vote

Number of members entitled to vote

Number of votes entitled to be cast

Number of votes cast FOR

Number of votes cast AGAINST



6) Execution



Printed Name                            Signature                      Title

Patricia Collins               /s/ Patricia Collins            Asst. Secretary



7) Contact Name



         Elva Shipkowski (CSC)



Daytime Phone Number Including Area Code



302-636-5401 ext. 3216